Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-49871, 333-04927, 333-04941, 333-110465 and 333-118407) of Limited Brands, Inc. of our report dated February 27, 2003, relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Columbus, Ohio

April 6, 2005